UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2020

 JAMF HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39399	82-3031543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Washington Ave S, Suite 1100 Minneapolis, MN		55401
(Address of principal executive offices)		(Zip Code)

(612) 605-6625

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  ☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JAMF	The NASDAQ Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 30, 2020, the board of directors (the “Board”) of Jamf Holding Corp. (the Company”) appointed Christina Lema as a member of the Board. Mrs. Lema will serve as a Class I director until the Company’s 2021 Annual Meeting of Stockholders and until such time as her successor is duly elected and qualified, or until her earlier death, resignation or removal. The Board also appointed current director Michael Fosnaugh to serve as Chairman of the Board. Mrs. Lema fills the vacancy on the Board created by the resignation of Brian Sheth, who resigned from the Board and as Chairman effective November 26, 2020. Mr. Sheth’s decision to resign was not due to any disagreement with the Company’s operations, policies or practices.

Christina Lema, 40, has served as Managing Director and General Counsel of Vista Equity Partners since February 2012. As General Counsel of Vista, she divides her time between corporate and transactional matters, fund formation, every day legal matters, and advising Vista’s portfolio companies, which range in size from around $20 million to over $10 billion in enterprise value. Ms. Lema currently serves on the board of directors of Datto Holding Corp. Ms. Lema earned a B.A. in Economics and Spanish from the University of Pennsylvania and a J.D. from the Columbia University School of Law.

In connection with her appointment, the Company will enter into its standard form of indemnification agreement with Mrs. Lema, the form of which was filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2020. Mrs. Lema was nominated as a director to fill the vacancy created by Mr. Sheth’s departure by VEP Group, LLC pursuant to the Amended and Restated Director Nomination Agreement, dated as of September 1, 2020, by and among the Company, Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., VEPF VI FAF, L.P., VEPF VI Co-Invest 1, L.P., Vista Co-Invest Fund 2017-1, L.P. and VEP Group, LLC, which was filed as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on September 2, 2020. Mrs. Lema was not selected as a director pursuant to any other arrangements or understandings with the Company or with any other person. Mr. Fosnaugh was designated to serve as Chairman of the Board pursuant to Article III, Section 6 of the Company’s Amended and Restated Bylaws, by the full board, including the directors nominated by Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., VEPF VI FAF, L.P., VEPF VI Co-Invest 1, L.P., Vista Co-Invest Fund 2017-1, L.P., Vista Equity Partners Fund VI GP, L.P., VEPF VI GP, Ltd., VEPF Management, L.P. and VEP Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMF HOLDING CORP.

Date: November 30, 2020	By:	/s/ Jeff Lendino
	Name:	Jeff Lendino
	Title:	Chief Legal Officer